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Exhibit 3.57

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act Part 1A

1.	Corporate name or number
DESENCRAGE C.M.D. INC.

2.	The articles of the company are amended as follows:
The corporate name of the company is changed to:
"Désencrage C.M.D. Inc."

3.	Effective date, if different from the date of filing (see instructions)	4.	Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1
Désencrage C.D.M. Inc.

Authorized signature (signed)			Position of signatory: Secretary
Reserved for the administration
2758-9340
Government of Québec Filed July 5, 1991
Inspector General of Financial Institutions

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act Part 1A

1.	Corporate name or number
DÉSENCRAGE C.D.M. INC.

2.	The articles of the company are amended as follows:
Section 5 of the articles of incorporation be and it is hereby repealed and replaced as follows:
5- Description of share capital
See the provisions of SCHEDULE "A", forming an integral part of this Form 5.

5.	Effective date, if different from the date of filing (see instructions)	6.	Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1
	N/A		N/A

Authorized signature (signed)			Position of signatory: Director
Reserved for the administration
2758-9340
Government of Québec Filed June 21, 1991
Inspector General of Financial Institutions

SCHEDULE "A"

regarding

SHARE CAPITAL

        The share capital of the Company is unlimited and consists of three (3) classes of shares carrying the following rights, privileges, conditions and restrictions:

A)    CLASS "A" SHARES: The number of Class "A" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends and Participation. Subject to the rights and privileges attached to the other classes of shares, the Class "A" shareholders shall be entitled to:

  a)
  participate in the property, profits and asset surplus of the Company and for such purpose receive any dividends declared by the Company; and

  b)
  share in the remaining property upon the liquidation of the Company.

  2)
  Voting Rights. The Class "A" shareholders shall be entitled to vote at any meetings of the shareholders of the Company, and each Class "A" share shall entitle them to one (1) vote, except at meetings where the right to vote is limited to shareholders of another class.

B)    CLASS "B" SHARES: The number of Class "B" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. When the Company declares a dividend, the Class "B" shareholders shall be entitled to receive, up to the amount of the dividend declared, in priority to the Class "A" and "C" shareholders, and out of the funds available for the payment of dividends, an annual and non-cumulative dividend at the prime rate charged on commercial loans by the financial institution of the Company on the date the dividend is declared less two percent (2%) per annum, on the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to Class "B" shares, and the date, time and terms of payment shall be determined by the directors.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "B" shareholders shall be entitled, in priority to the Class "A" and "C" shareholders, to reimbursement of the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "B" shares, plus the amount of all declared but unpaid dividends on the Class "B" shares.

  3)
  Additional Participation. The Class "B" shares shall not confer any other right to participate in the profits or asset surpluses of the Company.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "B" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company or entitled to attend same or receive notices of meetings.

  5)
  Right of Redemption. Subject to the provisions of Section 123.54 of the COMPANIES ACT, the Class "B" shareholders shall have, at all times, upon written request, the right to require that all or part of their shares be redeemed by the Company at a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "B" shares, plus, where applicable, the amount paid by the Company as declared but unpaid dividends on such Class "B" shares. The Company shall redeem the shares upon receiving the request for redemption and shall have, as of such date, a period of thirty (30) days to pay the former Class "B" shareholders the redemption price for their shares. If the provisions of Section 123.54 of the COMPANIES ACT do not allow it to abide by such time limit, the Company shall pay a portion of the redemption price within the thirty (30)-day period, and shall pay any unpaid balance as soon as it can legally do so.

  The Class "B" shares so redeemed at the option of their holders shall be cancelled on the date of redemption, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "B" shares.

  6)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "B" shares outstanding.

  The Class "B" shares so purchased shall be automatically cancelled on the date of purchase, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of

2

  its issued and paid-up share capital account relating to the Class "B" shares.

  7)
  Veto Right. No conversion of the Class "B" shares and no creation of shares of any other classes ranking pari passu or prior to the Class "B" shares may be authorized and the above provisions relating to the Class "B" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "B" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "B" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

C)    CLASS "C" SHARES: The number of Class "C" shares is unlimited; these shares have no par value and carry the following rights, privileges, conditions and restrictions:

  1)
  Dividends. When the Company declares a dividend, the Class "C" shareholders shall be entitled to receive, up to the amount of the dividend declared, in priority to the Class "A" shareholders, but after the Class "B" shareholders, and out of the funds available for the payment of dividends, an annual, non-cumulative dividend at the prime rate charged on commercial loans by the financial institution of the Company on the date the dividend is declared less two percent (2%) per annum, on the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to Class "C" shares, and the date, time and terms of payment shall be determined by the directors.

  2)
  Return of Capital. If, for any reason, and in particular in the event of dissolution, voluntary winding-up or forced liquidation, there is a distribution of the assets of the Company, the Class "C" shareholders shall be entitled, in priority to the Class "A" shareholders, but after the Class "B" shareholders, to reimbursement of the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "C" shares, plus the amount of all declared but unpaid dividends on the Class "C" shares.

  3)
  Additional Participation. The Class "C" shares shall not confer any other right to participate in the profits or asset surpluses of the Company.

  4)
  Voting Rights. Subject to the provisions of the COMPANIES ACT, the Class "C" shareholders shall not, in this sole capacity, be entitled to vote at meetings of the shareholders of the Company or entitled to attend same or to receive notices of meetings.

3

  5)
  Unilateral Right of Redemption. Subject to the provisions of Section 123.53 of the COMPANIES ACT, the Company may, when it deems appropriate and on thirty (30) days' written notice, unilaterally redeem the Class "C" shares at a price equal to the amount paid for such shares in the subdivision of the issued and paid-up share capital account relating to the Class "C" shares, plus the amount of all declared but unpaid dividends on such shares. In the event of a partial redemption, the shares shall be redeemed on a pro rata basis according to the number of Class "C" shares outstanding, without taking into account fractional shares.

  The Class "C" shares so redeemed shall be cancelled on the date of redemption, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "C" shares.

  6)
  Right to Purchase. Subject to the provisions of Section 123.56 of the COMPANIES ACT, the Company may, when it deems appropriate, without giving any notice or taking into account the other classes of shares, purchase by private agreement and at the best price possible, all or part of the Class "C" shares outstanding.

  The Class "C" shares so purchased shall be automatically cancelled on the date of purchase, and the Company shall reduce, in accordance with the provisions of Section 123.51 of the COMPANIES ACT, the subdivision of its issued and paid-up share capital account relating to the Class "C" shares.

  7)
  Veto Right. No conversion of the Class "C" shares and no creation of shares any the other classes ranking pari passu or prior to the Class "C" shares may be authorized and the above provisions relating to the Class "C" shares shall not be amended, nor can those relating to the shares of other classes, so as to confer on such shares rights or privileges equal to or greater than those attaching to the Class "C" shares, unless such creation, conversion or amendment has been approved by a vote of at least 3/4 of the Class "C" shares represented by their holders being present or represented at a special or special general meeting called for such purpose, in addition to the other procedures set forth in the COMPANIES ACT.

4

SCHEDULE "B"

regarding

RESTRICTIONS ON TRANSFERS

OF SHARES

        No transfers of the Company's shares may be made without the consent of the directors, which shall be evidenced by a resolution of the Board of Directors. However, such consent may be given after the transfer has been registered in the books of the Company, in which case it shall be valid and shall become effective retroactively to the date of registration of the transfer of shares.

SCHEDULE "C"

regarding

OTHER PROVISIONS

1.
The number of shareholders of the Company shall be limited to fifty, excluding those presently or formerly employed by the Company or a subsidiary; two or more persons holding one or more shares jointly shall be counted as a single shareholder;

2.
Any public offerings by the Company are prohibited.

3.
The directors may, when they deem appropriate:

a)
borrow funds on the credit of the Company;

b)
issue debentures or other securities of the Company and grant security on them or sell them for the price and sum deemed appropriate;

c)
notwithstanding the provisions of the Civil Code, hypothecate, mortgage or pledge the movable and immovable property of the Company, present or future, to guarantee the payment of such debentures or other security, or give only partial security for the same purposes; and constitute the hypothec, mortgage or pledge mentioned above by trust deed, in accordance with Sections 27 and following of the Special Corporate Powers Act (R.S.Q., c. P-16), or in any other manner;

d)
hypothecate or pledge immovables, or pledge or otherwise charge the movable property of the Company, or grant these various types of guarantee to secure the payment of borrowings made otherwise than by the issuance of debentures, as well as the payment or performance of other debts, contracts and undertakings of the Company.

SCHEDULE "A"

Form 5—Articles of Amendment

[SCHEDULE "A" to Articles of Amendment—Form 5]
(Part 1A of the Companies Act of Québec)

DÉSENCRAGE C.D.M. INC.

Section 5 of the Articles of Incorporation of the Company is repealed and replaced as follows:

5—Description of share capital

  An unlimited number of Class "A" shares, without par value;

  An unlimited number of Class "B" shares, without par value;

  An unlimited number of Class "C" shares, without par value;

  An unlimited number of Class "D" shares, without par value;

  An unlimited number of Class "E" shares, without par value;

I.
The Class "A" shares, Class "B" shares and Class "C" shares carry the following rights, privileges, restrictions and conditions:

a)
Each Class "A" share shall entitle its holder to one (1) voting right at all meetings of the shareholders of the Company (except at meetings where only the holders of another specified class of shares are entitled to vote under the provisions hereof or under the provisions of the Companies Act of Québec (hereinafter referred to as the "Act")).

b)
Each Class "B" share entitle its holder to one (1) voting right at all meetings of the shareholders of the Company (except at meetings where only the holders of another specified class of shares are entitled to vote under the provisions hereof or under the provisions of the Act.

c)
Subject to the provisions of the Act or specific provisions to the contrary herein, the holders of Class "C" shares shall not be entitled to receive notices of meetings of the shareholders of the Company, nor to attend same or vote thereat.

d)
Each year, the holders of Class "A" shares, the holders of Class "B" shares and the holders of Class "C" shares shall be entitled to receive, when and as declared by the Board of Directors, subject to full and prior payment to the holders of Class "E" shares and the holders of Class "D" shares, dividends payable in cash, property or by the issuance of fully paid-up shares of any class of the Company. The holders of Class "A" shares, the holders of Class "B" shares and the holders of Class "C" shares shall rank equally as regards the payment of dividends.

  e)
  In the event of the winding-up, dissolution or liquidation of the affairs of the Company, whether voluntary or involuntary, or of any other distribution of the assets of the Company among its shareholders for the liquidation of its affairs, the holders of the Class "B" shares shall be entitled to receive for each Class "B" share, by preference and in priority to any distribution of property or assets of the Company to the holders of Class "A" shares and the holders of Class "C" shares but subject to full and prior payment to the holders of Class "E" shares and the holders of Class "D" shares, an amount equal to one cent ($0.01) (hereinafter referred to as the "Priority Payment for Class "B" Shares"). After provision for full payment of the Priority Payment for Class "B" Shares upon the winding-up, dissolution or liquidation of the affairs of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of liquidating its affairs, and subject to full and prior payment to the holders of Class "E" shares and the holders of Class "D" shares, the holders of Class "A" shares, the holders of Class "B" shares and the holders of Class "C" shares shall be entitled to receive, in proportion to the number of Class "A", Class "B" and/or Class "C" shares respectively held by them, the remaining property of the Company.

  f)
  No change to any of the provisions of paragraphs I. a) to e) or to this paragraph f) shall be valid or effective before a by-law has been approved by a majority of not less than three-quarters (3/4) of the votes cast by the holders of Class "A" shares, the holders of Class "B" shares and the holders of Class "C" shares, each class voting separately as a class, at a meeting of such holders specifically called for such purpose, or by a written resolution signed by all of the holders of the said shares, in addition to any other approval required by the Act.

II.
The Class "D" shares carry the following rights, privileges, restrictions and conditions:

a)
Subject to the provisions of the Act or specific provisions to the contrary herein, the holders of Class "D" shares shall not be entitled to receive notices of meetings of the shareholders of the Company, nor to attend same or vote thereat.

b)
Each year, the holders of Class "D" shares shall be entitled to receive, when and as declared by the Board of Directors, by preference and in priority to any payment of dividends on the Class "A" shares, the Class "B" shares and the Class "C" shares but after payment of dividends on the Class "E" shares, non-cumulative dividends at a rate to be determined by the Board of Directors, payable in cash, property or by the issuance of fully paid-up shares of any class of the Company.

c)
In the event of the winding-up, dissolution or liquidation of the affairs of the Company, whether voluntary or involuntary, or of any other distribution of the assets of the Company among its shareholders for the liquidation of its affairs, the holders of the Class "D" shares shall be entitled to receive for each Class "D" share, by preference and in priority to any distribution of property or assets of the Company to the holders of Class "A" shares, the holders of Class "B" shares and the holders of Class "C" shares, but after payment of any distribution of property or assets of the Company to the holders of Class "E" shares, an amount equal to the Class "D" Share Redemption Price (as defined in paragraph II. g)) plus all declared but unpaid dividends on such shares, but shall not be entitled to participate in any other distribution of property or assets of the Company.

  d)
  The Company may, in the manner described below and at any time redeem all or, from time to time, part, of the outstanding Class "D" shares upon payment of, for each Class "D" share to be redeemed, an amount equal to the Class "D" Share Redemption Price plus all declared but unpaid dividends on such shares (referred to as the "Redemption Price" in paragraphs II. e) and f)).

  e)
  Before redeeming any Class "D" shares, the Company shall send by mail or deliver by hand to each person who, at the date of such mailing or delivery, is a registered holder of Class "D" shares to be redeemed, a notice of the Company's intention to redeem such shares of such registered holder; the said notice shall be delivered by hand or sent by regular mail, postage paid, to the last address for such holder appearing in the books of the Company or, if the address of a holder does not appear in the books of the Company, to his last address known to the Company, at least one (1) day before the date indicated for the redemption; such notice shall indicate the Redemption Price, the date on which the redemption is to take place and, if a part only of the Class "D" shares held by the addressee in the notice is to be redeemed, the number of shares to be redeemed; as of the date indicated for the redemption, the Company shall pay the Redemption Price or have it paid to the registered holders of the Class "D" shares to be redeemed, upon presentation and delivery of certificates representing the Class "D" shares so called for redemption at the head office of the Company or at such other place indicated in such notice, and the certificates representing such Class "D" shares shall thereupon be cancelled, and the Class "D" shares represented by such certificates shall thereupon be redeemed; as of the date indicated for the redemption in such notice, the holders of the Class "D" shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders of such shares, except for the right to receive the Redemption Price, unless payment of the Redemption Price is not made by the Company in compliance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unchanged; on or prior to the date indicated for redemption, the Company shall be entitled to deposit the Redemption Price for the Class "D" shares called for redemption in a special account with a chartered bank or trust company in Canada named in the redemption notice, to be paid, without interest, to or to the order of the respective holders of the Class "D" shares called for redemption, upon presentation and delivery of certificates representing such shares and, on the later of the deposit or the date indicated for the redemption, the Class "D" shares in respect of which such deposit has been made will be deemed to have been redeemed and the rights of their respective holders, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the sums so deposited, without interest, the Redemption Price applicable to their respective Class "D" shares upon presentation and delivery of certificates representing such Class "D" shares. If less than all of the Class "D" shares are to be redeemed, the shares to be redeemed shall be selected on a pro rata basis, regardless of fractions, unless the holders of Class "D" shares agree unanimously to another method for selecting the Class "D" shares to be redeemed. If less than all of the Class "D" shares represented by a certificate are redeemed, a new certificate representing the balance of such shares shall be issued.

  f)
  The Company may purchase for cancellation at any time all the outstanding Class "D" shares, or, from time to time, part of such shares, by private agreement, at any price, with the unanimous consent of the holders of the Class "D" shares then outstanding, or by an invitation for tenders addressed to all of the holders of Class "D" shares at the lowest price at which, in the opinion of the directors, such shares can be obtained but which shall not exceed their Redemption Price. If less than all of the Class "D" shares represented by a certificate are purchased for cancellation, a new certificate representing the balance of such shares shall be issued.

  g)
  For the purposes of paragraphs II. c) and d) above, the "Class "D" Share Redemption Price" for each Class "D" share shall be an amount equal to one cent ($0.01).

  h)
  No change to any of the provisions of paragraphs II. a) to g) or to this paragraph h) shall be valid or become effective before a by-law has been approved by a majority of not less than three-quarters (3/4) of the votes cast by the holders of the Class "D" shares voting separately as a class at a meeting of such holders specifically called for such purpose, or by a written resolution signed by all of the holders of the Class "D" shares, in addition to any other approval required by the Act.

III.
The Class "E" shares carry the following rights, privileges, restrictions and conditions:

a)
Subject to the provisions of the Act or specific provisions to the contrary herein, the holders of Class "E" shares shall not be entitled to receive notices of meetings of the shareholders of the Company, nor to attend same or vote thereat.

b)
Each year, the holders of Class "E" shares shall be entitled to receive, when and as declared by the Board of Directors, by preference and in priority to any payment of dividends on the Class "D" shares, the Class "A" shares, the Class "B" shares and the Class "C" shares, non-cumulative dividends at a rate to be determined by the Board of Directors, payable in cash, property or by the issuance of fully paid-up shares of any class of the Company.

  c)
  In the event of the winding-up, dissolution or liquidation of the affairs of the Company, whether voluntary or involuntary, or of any other distribution of the assets of the Company among its shareholders for the liquidation of its affairs, the holders of the Class "E" shares shall be entitled to receive for each Class "E" share, by preference and in priority to any distribution of property or assets of the Company to the holders of Class "D" shares, the holders of Class "A" shares, the holders of Class "B" shares and the holders of Class "C" shares, an amount equal to the Class "E" Share Redemption Price (as defined in paragraph III. g)) plus all declared but unpaid dividends on such shares, but shall not be entitled to participate in any other distribution of property or assets of the Company.

  d)
  The Company may, in the manner described below and at any time redeem all or, from time to time, part, of the outstanding Class "E" shares upon payment of, for each Class "E" share to be redeemed, an amount equal to the Class "E" Share Redemption Price plus all declared but unpaid dividends on such shares (referred to as the "Redemption Price" in paragraphs III. e) and f)).

  e)
  Before redeeming any Class "E" shares, the Company shall send by mail or deliver by hand to each person who, at the date of such mailing or delivery, is a registered holder of Class "E" shares to be redeemed, a notice of the Company's intention to redeem such shares of such registered holder; the said notice shall be delivered by hand or sent by regular mail, postage paid, to the last address for such holder appearing in the books of the Company or, if the address of a holder does not appear in the books of the Company, to his last address known to the Company, at least one (1) day before the date indicated for the redemption; such notice shall indicate the Redemption Price, the date on which the redemption is to take place and, if a part only of the Class "E" shares held by the addressee in the notice is to be redeemed, the number of shares to be redeemed; as of the date indicated for the redemption, the Company shall pay the Redemption Price or have it paid to the registered holders of the Class "E" shares to be redeemed, upon presentation and delivery of certificates representing the Class "E" shares so called for redemption at the head office of the Company or at such other place indicated in such notice, and the certificates representing such Class "E" shares shall thereupon be cancelled, and the Class "E" shares represented by such certificates shall thereupon be redeemed; as of the date indicated for the redemption in such notice, the holders of the Class "E" shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders of such shares, except for the right to receive the Redemption Price, unless payment of the

    Redemption Price is not made by the Company in compliance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unchanged; on or prior to the date indicated for redemption, the Company shall be entitled to deposit the Redemption Price for the Class "E" shares called for redemption in a special account with a chartered bank or trust company in Canada named in the redemption notice, to be paid, without interest, to or to the order of the respective holders of Class "E" shares called for redemption, upon presentation and delivery of certificates representing such shares and, on the later of the deposit or the date indicated for the redemption, the Class "E" shares in respect of which such deposit has been made will be deemed to have been redeemed and the rights of their respective holders, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the sums so deposited, without interest, the Redemption Price applicable to their respective Class "E" shares upon presentation and delivery of certificates representing such Class "E" shares. If less than all of the Class "E" shares are to be redeemed, the shares to be redeemed shall be selected on a pro rata basis, regardless of fractions, unless the holders of Class "E" shares agree unanimously to another method for selecting the Class "E" shares to be redeemed. If less than all of the Class "E" shares represented by a certificate are redeemed, a new certificate representing the balance of such shares shall be issued.

  f)
  The Company may purchase for cancellation at any time all the outstanding Class "E" shares, or, from time to time, part of such shares, by private agreement, at any price, with the unanimous consent of the holders of the Class "E" shares then outstanding, or by an invitation for tenders addressed to all of the holders of the Class "E" shares at the lowest price at which, in the opinion of the directors, such shares can be obtained but which shall not exceed their Redemption Price. If less than all of the Class "E" shares represented by a certificate are purchased for cancellation, a new certificate representing the balance of such shares shall be issued.

  g)
  For the purposes of paragraphs III. c) and d) above, the "Class "E" Share Redemption Price" for each Class "E" share shall be an amount equal to the consideration received by the Company upon the issuance of each of the said shares as registered in the issued and paid-up share capital account kept for such class of shares.

  h)
  No change to any of the provisions of paragraphs III. a) to g) or to this paragraph h) shall be valid or become effective before a by-law has been approved by a majority of not less than three-quarters (3/4) of the votes cast by the holders of the Class "E" shares voting separately as a class at a meeting of such holders specifically called for such purpose, or by a written resolution signed by all of the holders of the Class "E" shares, in addition to any other approval required by the Act.

Government of Québec
 Inspector General of
Financial Institutions

Form 5 ARTICLES OF AMENDMENT Companies Act Part 1A

1.	Corporate name or number
DÉSENCRAGE C.D.M. INC.

2.	The articles of the company are amended as follows:
The corporate name of the company is changed to:
"DÉSENCRAGE C.D.M. INC."
The new judicial district of the company is: Trois-Rivières

3.	Effective date, if different from the date of filing (see instructions)	4.	Corporate name (or number) prior to the amendment, if different from that mentioned in Box 1
2758-9340 Québec Inc.

Authorized signature (signed) Jacques Aubert	Position of signatory: Founder
Reserved for the administration
2758-9340
Government of Québec Filed December 5, 1990
Inspector General of Financial Institutions

Government of Québec
 Inspector General of
Financial Institutions

Form 1 ARTICLES OF INCORPORATION Companies Act Part 1A

1	Corporate name or number
2758-9340 QUÉBEC INC.

2	Judicial district of Québec where the company has its head office	3	Exact number or maximum and minimum no. of directors	4	Effective date if later than filing date
Montréal		Min. 1 Max. 10

5	Description of share capital
See Schedule "A", which forms an integral part hereof.

6	Restrictions on share transfers, if any
See Schedule "B", which forms an integral part hereof.

7	Limitations on its activities, if any
N/A

8	Other provisions
See Schedule "C", which forms an integral part hereof.

9	Founders

Surname and first name	Address including postal code (if a corporation, indicate the head office and statute of incorporation)	Profession	Signature of each founder (if a corporation, signature of authorized person)
Cascades Inc.	404 Marie Victorin Kingsey Falls (Québec) J0A 1B0	Company Incorporated under the Companies Act (Pt 1a)	(sgd) Jacques Aubert

If insufficient space, attach a schedule
Reserved for administration
2758 9340
Government of Québec Filed August 20, 1990
Inspector General of Financial Institutions

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  Exhibit 3.57
SCHEDULE "A" regarding SHARE CAPITAL
SCHEDULE "B" regarding RESTRICTIONS ON TRANSFERS OF SHARES
SCHEDULE "C" regarding OTHER PROVISIONS
SCHEDULE "A"